UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intuitive Surgical, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	77-0416458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (Zip Code)

AMENDED AND RESTATED INTUITIVE SURGICAL, INC. 2010 INCENTIVE AWARD PLAN
(Full title of the plan)

David J. Rosa Chief Executive Officer Intuitive Surgical, Inc. 1020 Kifer Road Sunnyvale, California 94086 (408) 523-2100	Copy to: Mark V. Roeder John C. Williams Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328-4600
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES
Intuitive Surgical, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.001 per share, to be offered and sold under the Company’s Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan (the “Amended 2010 Plan”), and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: Registration Statement on Form S-8 filed July 23, 2025 (File No. 333-288895), Registration Statement on Form S-8 filed July 19, 2024 (File No. 333-280923), Registration Statement on Form S-8 filed July 22, 2022 (File No. 333-266304), Registration Statement on Form S-8 filed July 21, 2021 (File No. 333-258073), Registration Statement on Form S-8 filed July 23, 2020 (File No. 333-240046), Registration Statement on Form S-8 filed July 25, 2019 (File No. 333-232829), Registration Statement on Form S-8 filed October 20, 2017 (File No. 333-221043), Registration Statement on Form S-8 filed May 2, 2016 (File No. 333-211064), Registration Statement on Form S-8 filed May 1, 2015 (File No. 333-203793), Registration Statement on Form S-8 filed June 17, 2013 (File No. 333-189399), Registration Statement on Form S-8 filed April 20, 2012 (File No. 333-180863), Registration Statement on Form S-8 filed April 29, 2011 (File No. 333-173803), and Registration Statement on Form S-8 filed May 14, 2010 (File No. 333-166833). The Company is hereby registering an additional 5,000,000 shares issuable under the Amended 2010 Plan, none of which have been issued as of the date of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1(1)	Amended and Restated Intuitive Surgical, Inc. 2010 Incentive Award Plan.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page of this Registration Statement).
107	Filing Fee Table.

(1) Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed on May 4, 2026 (File No. 000-30713).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 21, 2026.

INTUITIVE SURGICAL, INC.
By:	/s/ David J. Rosa
David J. Rosa
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David J. Rosa and Jamie E. Samath, and each or any of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Rosa	Chief Executive Officer and Director	July 21, 2026
David J. Rosa	(Principal Executive Officer)

/s/ Jamie E. Samath	Executive Vice President and Chief Financial Officer	July 21, 2026
Jamie E. Samath	(Principal Financial Officer)

/s/ Fredrik Widman	Vice President and Corporate Controller	July 21, 2026
Fredrik Widman	(Principal Accounting Officer)

/s/ Gary S. Guthart	Executive Chair of the Board	July 21, 2026
Gary S. Guthart, Ph.D.

/s/ Craig H. Barratt	Lead Independent Director of the Board	July 21, 2026
Craig H. Barratt, Ph.D.

/s/ Joseph C. Beery	Director	July 21, 2026
Joseph C. Beery

/s/ Lewis Chew	Director	July 21, 2026
Lewis Chew

/s/ Sreelakshmi Kolli	Director	July 21, 2026
Sreelakshmi Kolli

/s/ Amy L. Ladd	Director	July 21, 2026
Amy L. Ladd, M.D.

/s/ Keith R. Leonard Jr.	Director	July 21, 2026
Keith R. Leonard Jr.

/s/ Jami Dover Nachtsheim	Director	July 21, 2026
Jami Dover Nachtsheim

/s/ Monica P. Reed	Director	July 21, 2026
Monica P. Reed, M.D.